Exhibit 99


Union Carbide
News Release




CONTACT:    Sean S. Clancy
            (203) 794-6976


               UNION CARBIDE COMMENTS ON THIRD QUARTER EARNINGS

      DANBURY, Conn., Sept. 23 -- Union Carbide Chairman and CEO William H. Joyce today said that third quarter earnings have been negatively impacted by higher than anticipated raw materials prices, especially ethane which is the company's principal feedstock.
      Dr. Joyce added that third quarter earnings per share, including a previously announced pre-tax gain of $38 million from the settlement of litigation in the licensing business, should approximate the mean of analyst current estimates reported by First Call.
      Carbide said it plans to issue a full earnings report on October 25, 1999.


        Cautionary Statement for Purposes of the "Safe Harbor" Provisions
                Of the Private Securities Litigation Act of 1995

      The statement above regarding third quarter earnings per share is a forward-looking statement. Naturally, forward-looking statements are subject to risks and uncertainties. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include: the supply/demand balance for the corporation's products; customer inventory levels; competitive pricing pressures; feedstock availability and costs; changes in industry production capacities and operating rates; currency exchange rates; interest rates; global economic conditions; disruption in transportation facilities; competitive technology positions; failure by the corporation to achieve technology objectives, achieve cost reduction targets or complete projects on schedule and on budget; and an inability to obtain new customers or retain existing ones.

                                   - END -
1999
P3-01-015
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